Exhibit 10.12

JAMES RIVER GROUP HOLDINGS, LTD.
2014 LONG-TERM INCENTIVE PLAN

NONQUALIFIED SHARE OPTION AGREEMENT

This SHARE OPTION AGREEMENT (this “Agreement”), dated as of the Grant Date set forth in Schedule A, attached hereto and incorporated herein by reference, is made by and between James River Group Holdings, Ltd., an exempted company registered under the laws of Bermuda (the “Company”), and the Optionee listed in Schedule A.

R E C I T A L S :

WHEREAS, the Company has adopted the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Company desires to grant to the Optionee an option (the “Option”) to purchase a number of Shares of the Company pursuant to the Plan and on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Optionee hereby agree as follows:

Section 1.          Grant of Option. The Company hereby grants to the Optionee, pursuant to the Plan and on the terms and conditions set forth herein, an Option to purchase the number of Shares set forth in Schedule A, at the purchase price per Share as set forth in Schedule A (the “Exercise Price”), payable on exercise as set forth below. It is intended that this option shall be a nonstatutory share option and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

Section 2.          Vesting and Termination.

(a)          The Option hereby granted shall vest, and to the extent vested, may be exercised in whole or in part, as set forth on Schedule A, attached hereto, subject to all other terms and conditions of this Agreement and the Plan. Notwithstanding anything herein or in the Plan to the contrary, no Option granted to the Optionee shall be exercisable until vested as set forth on Schedule A, attached hereto.

(b)          Any unexercised portion of the Option as of the date of Optionee’s termination of service for Cause will be terminated and forfeited without consideration immediately upon the Optionee’s termination.

(c)          Any vested portion of the Option as of the date of Optionee’s termination of service (other than by reason of death or Disability or for Cause) shall remain exercisable only until the earlier of the Expiration Date (as defined below) or ninety (90) days following the date of the Optionee’s termination. If, on the date of termination of service, the Optionee is not vested as to his or her entire Option, the Optionee shall forfeit the unvested portion of the Option without consideration. If, after termination of service, the Optionee does not exercise his or her Option within the time specified, the Option shall terminate and be forfeited.

(d)          Any vested portion of the Option on the date of Optionee’s termination of service as a result of Disability shall remain exercisable only until the earlier of the Expiration Date (as defined below) or 12 months following the date after Optionee’s termination of service. If, on the date of termination of service as a result of Disability, the Optionee is not vested as to his or her entire Option, the Optionee shall forfeit the unvested portion of the Option without consideration. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate and be forfeited.

(e)          Any vested portion of the Option on the Optionee’s date of termination of service as a result of death shall remain exercisable only until the earlier of the Expiration Date (as defined below) or 12 months following the date of Optionee’s termination of service. If, at the time of death, the Optionee is not vested as to the entire Option, the Optionee shall forfeit the unvested portion of the Option without consideration. If the Option is not so exercised within the time specified herein, the Option shall terminate and be forfeited.

Section 3.          Term of Option. Unless earlier terminated pursuant to the other provisions herein or in Schedule A, the Option hereby granted shall terminate at the close of business on the date set forth in Schedule A (the “Expiration Date”).

Section 4.          Manner of Exercise. To exercise the Option, the Optionee shall provide written or electronic notice of such exercise, in such form as the Committee shall require, to the Chief Financial Officer of the Company at the Company’s then principal executive office, or by email to InvestorRelations@jrgh.net. The notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by a payment to the Company in cash or other consideration as may be permitted by the Committee under the Plan or pursuant to a net exercise, to the extent and in the manner permitted by the Committee, equal to the product of (i) the exercise price and (ii) the number of Shares to be purchased at that time, plus the amount of any withholding taxes due upon the purchase of such number of Shares (the “Aggregate Exercise Price”), unless the Committee shall have consented to the making of other arrangements with the Optionee. Until the Company shall have received the Aggregate Exercise Price, the Company will not be required to effect the option exercise on behalf of the Optionee.

Section 5.          Transferability. The Option may only be transferred by will or the laws of descent and distribution and may be exercised during the Optionee’s lifetime only by the Optionee.

Section 6.          Shares Subject to Exercise Notice. This Option and all Shares received upon exercise of this Option shall be subject to all the restrictions, terms and conditions of the notice of exercise, in such form as the Committee shall require.

Section 7.          Withholding Taxes. At the time of the exercise of all or any part of this Option, the Optionee shall pay to the Company (or otherwise make arrangements

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satisfactory to the Board for the payment of) the minimum statutory amount of the Federal, state and local and foreign income and employment taxes required, in the Company’s sole judgment, to be collected or withheld with respect to the exercise of the Option. Such amount shall be paid to the Company in cash or such other payment, including pursuant to a net exercise program, to the extent permitted by the Committee, in its sole discretion.

Section 8.          No Right to Employment. Nothing contained herein shall be construed to confer on the Optionee any right to continue as an employee or other service provider of the Company or to derogate from any right of the Company to retire, request the resignation of or discharge the Optionee, or to lay off or require a leave of absence of the Optionee, with or without pay, at any time, with or without Cause.

Section 9.          Entire Agreement. This Agreement and the Plan contain the entire agreement between the parties hereto with respect to the matters contemplated herein and supersede all prior agreements or understandings among the parties related to such matters.

Section 10.        Binding Effect. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon the Optionee and his or her assigns, heirs, executors, administrators and legal representatives.

Section 11.        Amendment or Modification; Waiver. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed on behalf of the Company (as authorized by the Board) and the Optionee.

Section 12.        Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of New York, except for those matters subject to The Companies Act, 1981 of Bermuda (as amended), which shall be governed by such law, without giving effect to principles of conflicts of laws, and construed accordingly.

Section 13.        Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meaning ascribed to them in the Plan.

Section 14.        The Plan. The Optionee acknowledges having received a copy of the Plan. The Option herein granted is subject to all of the terms and provisions of the Plan, all of which are hereby incorporated herein by reference. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

[Remainder of Page Intentionally Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Nonqualified Share Option Agreement as of __________________ ____, 20__.

JAMES RIVER GROUP HOLDINGS, LTD.

By:
Title:

OPTIONEE:

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JAMES RIVER GROUP HOLDINGS, LTD. 2014 LONG-TERM INCENTIVE PLAN

NONQUALIFIED SHARE OPTION AGREEMENT

SCHEDULE A

Name of Optionee:	_________________________

Grant Date:	___________ __, 20__

Number of Shares
subject to Option:	____________________ Shares

Exercise Price:	________________________

Expiration Date:	_____________ years following the Grant Date

Vesting Terms:

The Shares to which this Option relates shall be subject to the following vesting schedule.

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